As filed with the Securities and Exchange Commission on August 11, 2015
Registration No. 333-164703

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 25 TO
FORM S-11
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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KBS Real Estate Investment Trust III, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	6798	27-1627696
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)
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800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
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Charles J. Schreiber, Jr.
Chief Executive Officer
KBS Real Estate Investment Trust III, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Robert H. Bergdolt, Esq.
Carrie J. Hartley, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
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Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof other than those securities registered under the registrant’s dividend reinvestment plan.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if smaller reporting company)
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Explanatory Note
This Post-Effective Amendment No. 25 to the Registration Statement on Form S-11 (Registration No. 333-164703) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES
In accordance with the undertaking of KBS Real Estate Investment Trust III, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-164703) initially declared effective October 26, 2010 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 25 to the Registration Statement to deregister $277,113,084 of unsold primary offering shares of its common stock. Pursuant to this Registration Statement, the Company registered $2,000,000,000 of shares of common stock for its primary offering and $760,000,000 of shares of common stock for its dividend reinvestment plan offering. By filing this Post-Effective Amendment No. 25 to the Registration Statement, the Company hereby terminates the primary offering of shares on this Registration Statement. From time to time, the Company continues to offer the dividend reinvestment plan shares registered on this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 11, 2015.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

By:	/s/ Charles J. Schreiber, Jr
Charles J. Schreiber, Jr.
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Charles J. Schreiber, Jr.	Chairman of the Board, Chief Executive Officer and Director	August 11, 2015
	Charles J. Schreiber, Jr.	(principal executive officer)
	/s/ Jeffrey K. Waldvogel	Chief Financial Officer	August 11, 2015
	Jeffrey K. Waldvogel	(principal financial officer)
	*	Executive Vice President, Treasurer, Secretary and Director	August 11, 2015
Peter McMillan III
	*	Chief Accounting Officer	August 11, 2015
	Stacie K. Yamane	(principal accounting officer)
	*	Director	August 11, 2015
Hank Adler
	*	Director	August 11, 2015
Barbara R. Cambon
	*	Director	August 11, 2015
Stuart A. Gabriel, Ph.D.

*By:	/s/ Charles J. Schreiber, Jr.		August 11, 2015
Charles J. Schreiber, Jr. Attorney-In-Fact